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                                                                   EXHIBIT 10.27

Business Consultant Agreement between Petro Timor Companhia de Petroleos, SA and Dr. John L. Redmond

                          BUSINESS CONSULTANT AGREEMENT

This agreement dated October 1, 2003 is made by and between Petro Timor Companhia de Petroleos, SA, referred to as "Company", AND Dr. John L. (Jack) Redmond whose address is 1276 Preserve Circle, Golden CO 80401, referred to as "Consultant."

1. CONSULTATION SERVICES. The Company hereby employs the Consultant to perform the following services in accordance with the terms and conditions set forth in this agreement:

         o Monitor exploration and production activities on a world-wide basis in order to identify worthwhile projects for potential investment opportunities on behalf of the Company.

         o At the request of the Company, perform further evaluations in connection with potential acquisitions of such investment opportunities identified by the Company.

2. TERMS OF AGREEMENT. This agreement will begin October 1, 2003 and will end at a date agreed to by either party. Either party may cancel this agreement on thirty (30) days notice to the other party in writing, by mail or hand delivery.

3. TIME DEVOTED BY CONSULTANT. It is anticipated the Consultant will spend approximately 15 hours per month in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the Consultant shall devote a minimum of 13 hours per month to his duties in accordance with this agreement.

4. PLACE WHERE SERVICES WILL BE RENDERED. The Consultant will perform services in accordance with this contract at the locations the Consultant deems necessary. In addition the Consultant will perform services on the telephone and at such other places as designated by the Company to perform these services in accordance with this agreement.

5. PAYMENT TO CONSULTANT. The Consultant will be paid at the rate of $1000 per month for work performed in accordance with this agreement. However, the Consultant will be paid at an hourly rate of $75 per hour for additional hours worked per month that exceed 15 hours per month. The Consultant will submit an itemized statement setting forth the time spent and services rendered, and the Company will pay the Consultant the amounts due as indicated by statements submitted by the Consultant within ten (10) days of receipt. In the event that the performance of these services requires travel to other locations, the Company agrees to reimburse the Consultant for reasonable travel expenses upon submission of an appropriate expense statement and receipts.

6. INDEPENDENT CONTRACTOR. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this contract. Accordingly, the Consultant shall be responsible for payment of all of his taxes including Federal, State and local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Self-Employment tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7. CONFIDENTIAL INFORMATION. The Consultant agrees that any information developed for the Company by the Consultant, pursuant to this contract will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations without express permission of the Company.

8. EMPLOYMENT OF OTHERS. The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company.

9. SIGNATURES. Both the Company and the Consultant agree to the above contract.

COMPANY
Petro Timor Companhia de Petroleos, SA


By: /s/ Charles N. Haas
   -----------------------------------
       Charles N. Haas, President

CONSULTANT


By: /s/ John L. Redmond
   -----------------------------------
         Dr. John L. Redmond